Exhibit 10.3

STOCKHOLDERS' AGREEMENT

CONCERNING CORPORATE VISION, inc.

This Stockholders' Agreement is made on March 5, 2002 by and among Gregory J. Gibson ("Gibson") and Global Eco-Logical Services, Inc. ("GECL" and with Gibson, the "Shareholders") and Corporate Vision, Inc. (the "Company" and with the Shareholders, the "Parties").

WHEREAS, the Company is a corporation organized under the laws of the State of Oklahoma, and is authorized to issue 200,000,000 shares of Common Stock;

WHEREAS, Gibson owns 20,000,000 shares of Common Stock and GECL owns 18,384,284 shares of Common Stock prior to the execution of this Agreement;

WHEREAS, it is deemed to be in the best interests of the Company and the Shareholders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Shareholders hereby set forth their agreement with respect to the shares of Common Stock owned by the Shareholders.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, each of the parties hereto hereby covenants and agrees with the others as follows:

ARTICLE ONE

DEFINITIONS

1.1. Definitions. The following terms and expressions shall have, for all purposes of this Agreement, the meaning set forth below:

    "Agreement" means this Agreement, as amended from time to time.
    "Articles" means the Certificate of Incorporation of the Company, as amended from time to time.
    "Board" or "Directors" means the board of directors of the Company.
    "Bylaws" shall mean the Bylaws of the Company, as amended from time to time.
    "Common Stock" shall mean the Company's common stock, par value $0.001 per share.
    "Public Sale" means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

    ARTICLE TWO

    AFFAIRS OF THE CORPORATION

    2.1 Election of Directors.

    (a) The number of directors constituting the Board shall initially be two (2). Notwithstanding any provision in the Bylaws or the Articles, the number of directors constituting the Board shall not be changed without the consent of the Shareholders. With respect to each election of directors of the Corporation, whether at a special or annual meeting and whether by vote or by consent, in each case, in accordance with the provisions for electing directors set forth in the Articles and the Bylaws, then, and in each such event, the Shareholders shall vote all of the shares of Common Stock owned by them or consent in writing with respect to such shares as follows:

            in favor of one (1) director who shall be designated and approved by Gibson;
            in favor of one (1) director who shall be designated and approved by GECL.

The parties hereby agree to designate and approve the following individuals pursuant to clauses (i) and (ii) above to serve as the initial members of the Board effective as of the day after the date hereof: (i) Gibson hereby designates and approves Gregory J. Gibson as a director pursuant to Section 2.1(a)(i) hereof; and (ii) GECL hereby designates and approves Richard D. Tuorto, Sr. as a director pursuant to Section 2.1(a)(ii) hereof.

(b) The Shareholders shall vote their shares (i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 2.1(a) relating to such director. Vacancies of the Board shall be filled within 10 days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created. Any director who is an employee of the Company whose employment is terminated for any reason shall immediately cease to be a director of the Company, and the vacancy created thereby shall be filled by the party who had originally appointed that director; provided, however, that such prior director shall be ineligible for reappointment to the Board.

2.2 Other Agreements.

So long as this Agreement is in force and effect, the Company shall not, without first obtaining the affirmative vote or written consent of each Shareholder, take any of the following actions:

    change the size of the Board;
    amend or repeal any provision of, or add any provision to, the Articles or Bylaws, or file any articles of amendment designating the preferences, limitations and relative rights of any series of preferred stock;
    create or increase, or authorize the creation or increase of the authorized amount of any class or series of shares of stock; or create or authorize any obligation or security convertible into shares of Common Stock, or any other class or series of stock, whether voting or non-voting; regardless of whether any such creation, authorization or increase shall be by means of amendment to the Articles, or by merger, consolidation or otherwise;
    increase or decrease the authorized number of shares of Common Stock;
    merge or consolidate into or with any other corporation or sell, assign, lease, pledge, encumber or otherwise dispose of all or substantially all of its assets or those of any subsidiary;
    voluntarily or involuntarily liquidate, dissolve or wind up the Company or its business;
    acquire an equitable interest in, or the assets or business of any other entity in any form of transaction;
    permit the Company or any subsidiary of the Company to sell or issue any security of such subsidiary to any person or entity other than the Corporation;
    amend the provisions of this Section 2.2.

2.3 Certificate; Legends.

Each certificate for the Common Stock owned by Gibson (excluding any shares of Common Stock issued to Gibson under his Employment Agreement with the Company) and 15,000,000 shares of the Common Stock owned by GECL shall be stamped or otherwise imprinted with legends in substantially the following forms:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

"THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT AMONG CORPORATE VISION, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION."

2.4 Transferees of Common Stock

Any transferee of Common Stock from a Shareholder (other than the Company or a transferee in a Public Sale) shall, as a condition to such Transfer, become a Shareholder, for purposes of this Agreement, and if such transferee is not already bound hereby as a Shareholder, he, she or it shall execute and deliver to the Company a joinder in substantially the form of Exhibit A. In the event additional shares of Common Stock are issued by the Company to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Common Stock, the Company shall cause such additional shares of Common Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement.

2.5 Resale of GECL Shares

For a period of one year from the date of this Agreement, GECL agrees that it will not sell, transfer or otherwise dispose of 15,000,000 shares of Common Stock owned by GECL in a Public Sale; provided that GECL may sell, transfer or dispose of such shares in transactions other than in a Public Sale pursuant to the provisions of Section 2.4 herein.

2.6 Duration of Agreement; Effect of Termination

(a) This Agreement shall expire ten years from the date of execution of this Agreement.

(b) This Agreement shall terminate as to any Shareholder at such time that the sum of the shares owned by the Shareholder and the shares owned by any transferee from the Shareholder who joins this Agreement pursuant to a Joinder is less than five percent (5%) of the issued and outstanding Common Stock, determined on a fully-diluted basis assuming the conversion into Common Stock of all other securities of the Company convertible into Common Stock, including any options, warrants, convertible debt securities and any other class or series of capital stock convertible into Common Stock.

(c) This Agreement shall terminate automatically in the event either party exercises its right of rescission contained in that Right of Rescission Agreement dated of even date herewith by and between the Company and Gibson.

(d) Upon termination of this Agreement as to a Shareholder prior to the expiration of this Agreement, the Shareholder and any transferee from that Shareholder shall no longer be bound by any duty, obligation or restriction contained herein and shall no longer be entitled to any benefits of this Agreement, including without limitation any right to designate and approve any member of the Board pursuant to Section 2.1 herein, any right to approve any of the actions described in Section 2.2 herein, and any obligation to vote its shares of Common Stock in the manner described in Section 2.1 herein.

ARTICLE THREE

GENERAL PROVISIONS

3.1. Entire Agreement. This Agreement constitutes the sole understanding of the Parties with respect to its subject matter. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the persons who then hold a majority of the shares sign and execute the change in writing. It is agreed by the Shareholders that each Individual Shareholder shall indemnify and hold harmless the Company for any liability it may incur under this Agreement.

3.2. Parties Bound By Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors, assigns, heirs and legal representatives.

3.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be for all purposes be deemed to be an original and all of which shall constitute the same instrument.

3.4. Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Oklahoma. The parties expressly consent that venue for any dispute arising under this Agreement shall be in any state or federal court sitting in Mahoning County, Ohio.

3.5. Agreement as Part of Corporate Records. An original, executed copy of this Agreement, and any and all amendments to this Agreement, and any notices under this Agreement shall be maintained as part of the records of the Company.

3.6. Number and Gender. Words importing the singular include the plural and vice versa and words importing gender include all genders.

3.7. Headings. The Article, Section and Subsection headings are (a) not to be considered part of this Agreement; (b) included solely for convenience; (c) not intended to be full or accurate descriptions of the content of such Article, Section, or Subsection; and (d) not to be considered in the interpretation hereof.

3.8 Interpretation. If any conflict shall appear between the Articles of Incorporation or the bylaws of the Company, the provisions of this Agreement shall govern rather than the provisions of such Articles of Incorporation or bylaws, and any such conflict shall be resolved by an amendment to the appropriate articles of incorporation or bylaws.

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first written above.

CORPORATE VISION, INC.

By:________________________

Its:________________________

GLOBAL ECO-LOGICAL SERVICES, INC.

By:________________________

Its:________________________

________________________

Gregory J. Gibson, Individually

EXHIBIT A

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders' Agreement dated on or about March 5, 2002 (the "Stockholders' Agreement"), among Corporate Vision, Inc., an Oklahoma corporation (the "Corporation"), Gregory J. Gibson and Global-Eco-Logical Services, Inc. (the "Shareholders").

By executing and delivering this Joinder Agreement to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders' Agreement in the same manner as if the undersigned were an original signatory to such agreement. The undersigned agrees that he shall be a Shareholder as such term is defined in the Stockholders' Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, __.

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Signature

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